Exhibit 99.100


Milan, 15th November 2007


To:
Telefonica S.A.
Gran Via no. 38, Planta 9
Madrid, Spain
ATTENTION: GROUP GENERAL COUNSEL - RAMIRO SANCHEZ DE LERIN-OVIES

Telco S.p.A.
Galleria del Corso no. 2
20122 Milan, Italy
ATTENTION: CHAIRMAN OF THE BOARD OF DIRECTORS

                                                            PERSONALLY DELIVERED

                   RE: ADHERENCE TO THE CALL OPTION AGREEMENT

Dear Sirs,

We make reference to the agreement executed on 6th November 2007 between Telefonica S.A. and Telco S.p.A. according to which Telefonica S.A. has received the right to purchase from Telco S.p.A. and/or Olimpia S.p.A., as the case may be, the shares of Olimpia S.p.A. or Telecom Italia S.p.A. subject to the terms and conditions provided therein (the "CALL OPTION AGREEMENT").

According to the relevant provisions of Article 5 of the Call Option Agreement, the undersigned company Olimpia S.p.A. hereby adheres to and accepts all the terms and conditions of the Call Option Agreement.

Kind regards,

Olimpia S.p.A.

By: _______________
Title: Director



For acceptance

Telefonica S.A.                                      Telco S.p.A.

By: ______________                                          By:   ______________

Title: Special Attorney                                     Title: Chairman